Exhibit 99.1
Investor Update
July 18, 2016
This investor update provides Spirit's second quarter 2016 guidance. All data is based on preliminary estimates.
Second Quarter 2016
We estimate our second quarter 2016 operating margin will be approximately 22 percent, in line with our previous guidance.  Total revenue per available seat mile (TRASM) came in at the low end of the range contemplated in our initial guidance for the quarter (down 14.3 percent year over year).  Despite seeing more fare discounting than what is typical for a peak summer travel period, we did see a slight quarter-to-quarter sequential year-over-year improvement in domestic TRASM for the second quarter.   As anticipated, we saw a modest quarter-to-quarter sequential decline in non-ticket revenue per PFS, ending the quarter with $51.32 in non-ticket revenue per PFS.  Adjusted cost per available seat mile excluding fuel (CASM ex-fuel) for the second quarter 2016 is estimated to have decreased approximately 8 percent year over year compared to our initial guidance of a decrease of approximately 5 percent.   This better-than-expected unit cost performance is primarily driven by the timing of maintenance events.

2Q16E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	23.1%

Adjusted Operating Margin(1)	Approx. 22%

Adjusted Operating Expense per ASM (CASM) (cents)
Adjusted CASM ex-fuel year-over-year % change(2)	Decrease of Approx. 8%

Average Stage Length (miles)	971

Fuel Expense ($)
Fuel gallons (millions)	77.0
Economic fuel cost per gallon(3)	$1.47

Selected Operating Expenses ($Millions)
Aircraft rent	$49.9
Depreciation and amortization	$25.0

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense	$10.2
Capitalized interest	(2.8)
Interest expense, net of capitalized interest	$7.4

Effective Tax Rate	37%

Wtd. Average Share Count (Millions)
Diluted	70.9

Footnotes

(1)	Excludes special items which may include loss on disposal of assets and special charges.
(2)	Excludes all components of fuel expense, loss on disposal of assets, and special charges.
(3)	Includes fuel taxes and into-plane fuel cost.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the second quarter 2016, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Additional risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. You should carefully consider the risks described below and the other information in this report. If any of the following risks materialize, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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